UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2010

iSTAR FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation or organization)		Number)

1114 Avenue of the Americas, 39th Floor
New York, NY 10036

(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code: (212) 930-9400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On June 25, 2010, iStar Financial Inc. completed the sale of 32 real properties, or interests therein, to various subsidiaries of Dividend Capital Total Realty Trust Inc. The properties are leased to a diverse group of corporate tenants, primarily on a triple net lease basis.

The aggregate purchase price for the portfolio was approximately $1.35 billion, before closing costs and customary prorations of taxes, operating expenses, leasing costs and other items. iStar Financial provided Dividend Capital Total Realty Trust Inc. with mezzanine loans totaling approximately $105.6 million as part of its financing for the transaction. The mezzanine loans bear interest at an initial blended rate of 8.8% per annum and have effective maturities of three and five years. The balance of the purchase price was received in cash. iStar Financial used the proceeds from this transaction to repay a $924.8 million loan collateralized by the properties being sold that was scheduled to mature in April 2011, as well as for general corporate purposes.

There are no material relationships between iStar Financial or any of its affiliates, directors or officers, or any associates of such directors or officers, on the one hand, and Dividend Capital Total Realty Trust Inc., on the other hand, other than in respect of the transaction described in this report.

Item 9.01. Financial Statements and Exhibits

(b) Pro forma financial information

See Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits

The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Pro Forma Condensed Consolidated Balance Sheet (unaudited) as of March 31, 2010;
Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the three months ended March 31, 2010;
Pro Forma Condensed Consolidated Statements of Operations (unaudited) for the years ended December 31, 2009, 2008 and 2007; and
Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)

Forward Looking Statements

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which cause actual results or outcomes to differ materially from those contained in the forward-looking statements.  We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  In assessing all forward-looking statements, readers are urged to read carefully all cautionary statements contained in our other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.
Registrant

Date: July 1, 2010	/s/ JAY SUGARMAN
Jay Sugarman
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Pro Forma Condensed Consolidated Balance Sheet (unaudited) as of March 31, 2010;
Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the three months ended March 31, 2010;
Pro Forma Condensed Consolidated Statements of Operations (unaudited) for the years ended December 31, 2009, 2008 and 2007; and
Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)